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                                                                      EXHIBIT 23

                                                            Amended and Restated
                                                   Profit Sharing and Retirement
                                                      Plan of Centex Corporation

                                                             Centex Corporation
                                                       3333 Holding Corporation
                                               Centex Development Company, L.P.



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report dated September 13, 1994,included in this Form 11-K for the years ended March 31, 1994 and 1993, into Registration Statement on Form S-8 No. 33-55083, filed by Centex Corporation, 3333 Holding Corporation, and Centex Development Company, L.P.





                              ARTHUR ANDERSEN LLP


Dallas, Texas,
  September 23, 1994





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